 United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2020

Bio-Matrix Scientific Group, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32201 (Commission File Number)	33-0824714 (IRS Employer Identification No.)

1204 Tangerine Street, El Cajon, California 92021

(Address of Principal Executive Offices) (Zip Code)

(619) 822-2602

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.01 Changes in Control of Registrant

On March 24, 2020, Debbie Rasmussen and Klusman Family Holdings (together, “Buyers”) and David Koos and Heather Cassady (together, “Sellers”) entered into a Stock Purchase Agreement (the “SPA”) whereby Buyers agreed to purchase from Sellers 4,364,235 shares of the outstanding common stock of Bio-Matrix Scientific Group, Inc., a Delaware corporation (the “Company”).

The closing of the transaction contemplated by the SPA occurred on March 26, 2020, and resulted in a change of control of the Company in which Buyers acquired control from Sellers. The basis of the change of control is the transfer of ownership of approximately 55.8% of the shares of common stock of the Company from Sellers to Buyer. The amount of consideration for the purchase of such shares was $215,000 and the source of the consideration was a loan from an unaffiliated third party.

As a condition of closing of the transaction, each director and officer of the Company and its subsidiaries resigned from his or her position effective April 6, 2020, and Mike Witherill and Aaron Klusman were appointed as directors of the Company to take office effective April 6, 2020. Additionally, effective April 6, 2020, Mr. Klusman was appointed Chairman and CEO of the Company and Mr. Witherill was appointed Vice-Chairman and President of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of transaction contemplated by the SPA, each director and officer of the Company and its subsidiaries resigned from his or her position effective April 6, 2020. Specifically, Timothy Foat resigned from his positions as Chief Executive Officer, Secretary, Chief Financial Officer, Treasurer, principal executive officer, principal financial officer, and principal accounting officer of the Company, and Heather Cassady resigned from her positions as Chairman and sole director of the Company. Additionally, Heather Cassady resigned from her positions as Chief Technology Officer and sole director of Pine Hills, Inc., the Company’s wholly owned subsidiary.

Also effective April 6, 2020, Aaron Klusman and Mike Witherill were appointed directors of the Company, and Mr. Klusman was appointed Chairman and CEO of the Company and Mr. Witherill was appointed Vice-Chairman and President of the Company. All directors and officers hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The Company does not have any standing committees and due to its small size does not believe that committees are necessary at this time. Mr. Klusman and Mr. Witherill will each receive $30,000 per month as compensation for their services as officers.

Aaron Klusman, age 40, is a serial entrepreneur/private investor who specializes in real estate development. Mr. Klusman co-founded Camelback Realty Group, LLC in 2005 as a real estate holding company and member or partner in other real estate LLCs and partnerships. Mr. Klusman is Co-Founder/Managing Partner in the private investment firm Camelback Partners. He is a Co-Founder/Managing Partner of Camelback Realty Group, which invests principally in real estate land and development. He is Founder/Owner of Neighborhood Concepts, under which he has founded such companies as Zoyo Neighborhood Yogurt, Modern Grove Neighborhood Eatery & Market and Neighborhood Initiatives Beverage Co, in 2016. He is a partner in First Cup, a regional franchisee of Dunkin Donuts, where he assists with business development throughout Arizona, Nevada, California and Colorado. Mr. Klusman also founded Klusman Family Holdings, LLC in 2009, a holding company for other real estate entities. Mr. Klusman serves on the boards of Grand Canyon University’s Colangelo College of Business, Hustle PHOENIX, Fellowship of Christian Athletes, and is the Chairman and founder of Camelback Society. Mr. Klusman graduated from Arizona State University in 2003. Mr. Klusman also serves as a director of Escondido Innovations, Inc.

Mike Witherill, age 58, is the Chairman of the Board and CEO of Escondido Innovations, Inc., an entertainment content company, CEO of the Company’s three wholly-owned subsidiaries MJW Media, Inc., MJW Music, Inc. and MJW Television, Inc., and served as founder of MJW Films, LLC. He has produced six movies in the last five years, including Drinking Buddies (staring Ana Kendrick, Olivia Wild and Jake Johnson), Frontera (staring Ed Harris, Eva Longoria, Amy Madigan and Michael Pena), Cardboard Boxer (staring Thomas Hayden Church, Terrence Howard and Boyd Holbrook), and John Wick (starring Keanu Reeves). Mr. Witherill is also the producer of the soon to be released music movie Stuck (staring Ashanti, Giancarlo Esposito, Amy Madigan, Arden Cho, Omar Chaparro and Gerard Canonico), which has won multiple film festival awards. Mr. Witherill is currently in early production of the film entitled The Manuscript, which will star Morgan Freeman. Mr. Witherill founded Rise Entertainment, a motion picture production company, in 2012, for which he was the manager and CEO until he sold his interest in 2013. He was the manager of Frontera Productions, LLC, an entity wholly owned by Rise Entertainment and the entity in which the movie Frontera was produced. Mr. Witherill was manager of H & W Movie Partners, LLC since 2009, an entity involved with the production of the movie A Little Bit of Heaven. Mr. Witherill co-founded MJW Films, LLC in 2013. He was a co-manager of MJW Films, LLC until July 2014, and continues to serve as its CEO. MJW Films, LLC created the special purpose movie production entities Stuck Productions, LLC and its related entity Stuck Movie, Inc., J Wick Productions, LLC, Planet Productions, LLC, and Cardboard Productions, LLC. Mr. Witherill is the CEO of each of these entities. Mr. Witherill co-founded MJW Media, LLC in 2013, and served as its CEO until its merger with MJW Media, Inc. in 2016. MJW Media, LLC was a producer loan out and movie production/development company. Mr. Witherill co-founded MJW Music, LLC in 2013, and was its CEO until its merger with MJW Music, Inc. in 2016. MJW Music, LLC was a film music and talent music production company. Mr. Witherill received a football scholarship to Arizona State University where he played and graduated in 1985 with a BA in Business. Mr. Witherill is the Co-Founder of the largest Dunkin Donuts franchisee in the western United States with over 50 current locations. Mr. Witherill also serves as a director of Escondido Innovations, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2020

Bio-Matrix Scientific Group, Inc., a Delaware corporation

By: /s/ Mike Witherill

Mike Witherill, President

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